UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2022 (the “Closing Date”), Calumet Specialty Products Partners, L.P. (the “Partnership”) and certain of its subsidiaries completed a series of transactions in connection with the Partnership’s renewable diesel business (the “Transactions”), including (i) the issuance and sale of $250.0 million of preferred units (“Preferred Units”) by Montana Renewables Holdings LLC, an unrestricted, non-guarantor subsidiary of the Partnership for purposes of the agreements governing the Partnership’s indebtedness (“Montana Holdings”), to an affiliate of Warburg Pincus LLC for an immediate cash payment of $200.0 million and the agreement to pay the remaining $50.0 million in cash not later than October 3, 2022 (the “Deferred Purchase Price”); (ii) the sale to Stonebriar Commercial Finance LLC (“Stonebriar”) and leaseback to Montana Renewables, LLC, an unrestricted, non-guarantor wholly-owned subsidiary of the Partnership for purposes of the agreements governing the Partnership’s indebtedness (“Montana Renewables”), of a hydrocracker and related equipment for a purchase price of $250.0 million; and (iii) the commitment by Stonebriar to provide $100.0 million in financing for the design, layout, purchase and construction of a feedstock pre-treater facility.

Preferred Unit Purchase Agreement

On August 5, 2022, the Partnership, Montana Holdings and WPGG 14 United Aggregator, L.P., an affiliate of Warburg Pincus LLC (“Warburg”), and Calumet GP, LLC, the general partner of the Partnership, for certain limited purposes, entered into a Preferred Unit Purchase Agreement (the “Purchase Agreement”), pursuant to which Montana Holdings issued and sold in a private placement $250.0 million of Preferred Units to Warburg in exchange for an immediate cash payment of $200.0 million with the Deferred Purchase Price of $50.0 million plus any Incremental Financing Costs (as defined in the Purchase Agreement) to be delivered on or before October 3, 2022.

Pursuant to the Purchase Agreement, Montana Holdings is required to use the proceeds received from the issuance and sale of the Preferred Units (i) to pay off indebtedness outstanding under the Oaktree Credit Agreement (as defined below), (ii) to complete the renewable diesel conversion and (iii) to the extent there are remaining funds, for general company purposes. On the Closing Date, Montana Renewables repaid all borrowings outstanding under the Oaktree Credit Agreement with a combination of proceeds from the issuance and sale of the initial Preferred Units and the Stonebriar Transactions (as defined below).

The terms of the Preferred Units are set forth in the Second Amended and Restated Limited Liability Company Agreement of Montana Holdings (the “Second A&R LLC Agreement”) and described in more detail below. The Purchase Agreement contains representations, warranties, covenants, indemnification and other provisions which are customary for a transaction of this nature.

Montana Holdings offered and sold the Preferred Units in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Second Amended and Restated Limited Liability Company Agreement of Montana Holdings

On August 5, 2022, in connection with the transactions contemplated by the Purchase Agreement, Calumet Montana Refining, LLC, a subsidiary of the Partnership and the parent of Montana Holdings (“Calumet Refining”), the other members party thereto and, for certain limited purposes, the Partnership, entered into the Second A&R LLC Agreement to, among other things, authorize and establish the rights, preferences and privileges of the Preferred Units. The Preferred Units represent a new class of limited liability company interests in Montana Holdings that rank senior to the common units of Montana Holdings with respect to distributions and liquidation. The Partnership indirectly owns all of the common units of Montana Holdings.

Holders of the Preferred Units are entitled to receive a preferred return equal to the greater of (i) an internal rate of return, or IRR (as defined in the Second A&R LLC Agreement), equal to 8% and (ii) a multiple on invested capital, or MOIC (as defined in the Second A&R LLC Agreement), initially equal to 1.35 and increasing by 0.01 each anniversary of the Closing Date up to a maximum MOIC equal to 1.40 on or after the fifth anniversary of the Closing Date (the “Preferred Return”). Pursuant to the Second A&R LLC Agreement, Montana Holdings is required to distribute all Available Cash (as defined in the Second A&R LLC Agreement) to the members of Montana Holdings (the “Members”) in the following priority: (i) 37.5% to the holders of the Preferred Units and 62.5% to all other Members pro rata based on their Percentage Interests (as defined in the Second A&R LLC Agreement) until the holders of the Preferred Units receive the Preferred Return and (ii) thereafter, 100.0% to the Members pro rata based on their Percentage Interests.

At any time following the fifth anniversary of the Closing Date, if Montana Holdings has not had an Initial Public Offering or Change of Control (each as defined in the Second A&R LLC Agreement), Warburg has the right to initiate an Initial Public Offering or Change of Control transaction pursuant to the terms of the Second A&R LLC Agreement. Upon the closing of a Qualified Initial Public Offering (as defined in the Second A&R LLC Agreement), each of Montana Holdings and Warburg have the right to elect to convert all (but not less than all) of the Preferred Units (i) first by Montana Holdings paying each holder of Preferred Units an amount in cash equal to such holder’s Preferred Return (to the extent not already paid) and (ii) thereafter, the Preferred Units automatically convert into the same number of common units of Montana Holdings and will be entitled to participate in any distributions of Available Cash to the Members in proportion to their respective Percentage Interests. The Second A&R LLC Agreement also provides certain drag-along rights in connection with a Change of Control, subject to a minimum preferred return requirement for certain transactions that are consummated before the third anniversary of the Closing Date.

Pursuant to the Second A&R LLC Agreement, Montana Holdings is managed by a Board of Managers (the “Board of Managers”). Warburg is entitled to appoint one of the four members of the Board of Managers and approval of such member appointed by Warburg is required for certain transactions, as more fully described in the Second A&R LLC Agreement.

On August 5, 2022, Calumet Refining invested $50.0 million (the “Incremental Calumet Investment”) in Montana Holdings in return for a non-voting, non-convertible preferred security (the “Incremental Calumet Units”), that bears interest at a rate equal to 4.0% per annum (the “Incremental Calumet Units Coupon”). On the date on which the Deferred Purchase Price is paid in full by Warburg, Montana Holdings is required pursuant to the Second A&R LLC Agreement to redeem the Incremental Calumet Units for an aggregate price equal to the Incremental Calumet Investment, plus the Incremental Calumet Units Coupon.

The foregoing description of the Second A&R LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stonebriar Transactions

On August 5, 2022, Montana Renewables entered into Equipment Schedule No. 2 (the “Equipment Schedule”), establishing lease terms pursuant to the Master Lease Agreement (the “Master Lease Agreement”), dated as of December 31, 2021, between Montana Renewables and Stonebriar. The Equipment Schedule constitutes a schedule under and is subject to the terms of the Master Lease Agreement.

The Equipment Schedule provides that Stonebriar will purchase from and lease back to Montana Renewables a hydrocracker and related equipment, intended to produce renewable diesel and related products (the “Equipment”), for a purchase price of $250.0 million. The proceeds of such sale-leaseback transaction were used to discharge obligations owed by Montana Renewables to affiliates of Oaktree Capital Management, L.P. pursuant to the Credit Agreement, dated as of November 18, 2021 between Montana Renewables, as borrower, Montana Holdings, as pledgor, the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and collateral agent (the “Oaktree Credit Agreement”), and for general company purposes.

Under the Equipment Schedule, Montana Renewables paid to Stonebriar on the Closing Date interim rent of approximately $3.7 million. Monthly rental payments of approximately $3.2 million are payable over 120 months under the Equipment Schedule, with the first such payment due on September 1, 2022. The Equipment Schedule requires that Montana Renewables and Montana Holdings maintain, in aggregate, minimum liquidity (as defined in the Equipment Schedule) of $25.0 million, and requires that Montana Renewables maintain a net leverage ratio (as defined in the Equipment Schedule) measured on a trailing four quarters’ basis, not to exceed (i) 4.50 to 1.0 as of the last day of each of the four fiscal quarter periods ended December 31, 2023 through September 30, 2024; (ii) 4.00 to 1.0 as of the last day of each of the four fiscal quarter periods ended December 31, 2024 through September 30, 2025; and (iii) 3.50 to 1.0 as of the last day of each of the four fiscal quarter periods ended December 31, 2025 and thereafter. Montana Holdings has provided a continuing guaranty of all obligations of Montana Renewables owed under the Master Lease Agreement. At the end of the lease term on September 30, 2032, Montana Renewables will have the option to (i) purchase the Equipment at the then “in place, in use” fair market value, (ii) return the Equipment to Stonebriar in accordance with the terms of the Master Lease Agreement, or (iii) renew or extend the term of the Equipment Schedule for a minimum 24 month term at the same rental payment amount as agreed in the initial term. Montana Renewables has the option to terminate the Equipment Schedule: (i) at 108 months after the September 1, 2022 lease start date, at which time Montana Renewables may purchase the Equipment at approximately 45.6% of the original purchase price, or (ii) within 36 months of the September 1, 2022 lease start date, upon Montana Renewables completing a capital raise of $250.0 million or more, at which time Montana Renewables may purchase the Equipment at an exit price that declines as monthly rent payments are received. The exit price starts at 101.7% of the original purchase price after the 1st rent payment and declines to 86.14% upon payment of the 36th rent payment.

On the Closing Date, Montana Renewables also entered into an Interim Funding Agreement (the “Funding Agreement”) with Stonebriar, under which Stonebriar committed up to $100.0 million in financing to be provided through interim progress payments over time for the design, layout, purchase and construction of a feedstock pre-treater facility, including associated water handling equipment. Stonebriar funded approximately $5.6 million on the Closing Date as the first such interim progress payment. The Funding Agreement is also issued pursuant to, and incorporates the terms of, the Master Lease Agreement. Montana Renewables paid to Stonebriar on the Closing Date interim rent of approximately $0.1 million under the Funding Agreement. The Funding Agreement term will continue until the earlier of (i) March 31, 2023 and (ii) the day on which the equipment financed by the Funding Agreement is the subject of a sale and leaseback pursuant to the Master Lease Agreement and a schedule thereunder.

The Equipment Schedule and Funding Agreement each contain other customary representations, warranties and covenants.

On the Closing Date, Montana Renewables also entered into an amendment (the “Amendment”) to the Interim Funding Agreement, dated as of December 31, 2021, with Stonebriar (the “Hydrogen IFA”). The Amendment amends the Hydrogen IFA by, among other things, removing certain prepayment options related to financing arising from environmental, social and governance related activities. The Amendment also switches the calculation of a rental rate component from the London interbank offered rate (“LIBOR”) to the secured overnight financing rate, due to the market transition from LIBOR. The transactions with Stonebriar described above are referred to herein as the “Stonebriar Transactions.”

The foregoing descriptions of the Equipment Schedule, the Funding Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Equipment Schedule, the Funding Agreement and the Amendment, which will be filed as exhibits to the Partnership’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 1.02	Termination of a Material Definitive Agreement.

On August 5, 2022, borrowings under the Oaktree Credit Agreement were fully repaid and such agreement was terminated. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 5, 2022, the Partnership issued a press release announcing the Transactions, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report on Form 8-K, including Exhibit 99.1 hereto, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Limited Liability Company Agreement of Montana Renewables Holdings LLC.

99.1	Press Release, dated August 5, 2022.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

Date: August 10, 2022	By:	/s/ Vincent Donargo
	Name:	Vincent Donargo
	Title:	Executive Vice President and Chief Financial Officer